Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002
In connection with the Annual Report of Continucare Corporation (the “Company”) for the fiscal year ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Fernando L. Fernandez, Senior Vice President-Finance, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 10, 2009	By:	/s/ Fernando L. Fernandez
FERNANDO L. FERNANDEZ
Senior Vice President — Finance, Chief Financial Officer, Treasurer and Secretary